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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): October 11, 2000


                                 METALLURG, INC.
             (Exact Name of Registrant as Specified in its Charter)


    Delaware                      333-42141                   13-1661467
    --------                      ---------                   ----------
(State or Other                  (Commission                 (IRS Employer
 Jurisdiction of                 File Number)           Identification Number)
 Incorporation)





                               6 East 43rd Street
                            New York, New York 10017
                    (Address of Principal Executive Offices)



               Registrant's telephone number, including area code:
                                 (212) 835-0200
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ITEM 5.  PURCHASE OF NOTES BY REGISTRANT.

         On October 17, 2000, Metallurg, Inc. purchased $76,065,000 in face amount of its parent company's, Metallurg Holdings, Inc., 12.75% Senior Discount Notes due 2008 (the "Notes") for approximately $20 million in cash. The Notes were purchased on the open market in several separately negotiated transactions. Consent to the transaction from registrant's bank group under its Amended and Restated Loan Agreement, dated October 29, 1999, previously had been obtained.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND  EXHIBITS.

         None.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            METALLURG, INC.



Date: October 26, 2000                      By:    /s/ Barry C. Nuss
                                                   -----------------------------
                                            Name:  Barry C. Nuss
                                            Title: Vice President, Finance &
                                                   Chief Financial Officer